UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2019

Capital One Auto Receivables, LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number: 333-226529

Central Index Key Number: 0001133438

Capital One Prime Auto Receivables Trust 2019-2

(Exact Name of Issuer as Specified in its Charter)

Commission File Number: 333-226529-02

Central Index Key Number: 0001786041

Capital One, National Association

(Exact Name of Sponsor as Specified in its Charter)

Central Index Key Number: 0000047288

Delaware

(State or Other Jurisdiction of Incorporation of Registrant)

31-1750007

(Registrant’s I.R.S. Employer Identification No.)

Capital One Auto Receivables, LLC 1600 Capital One Drive, Room 27907B McLean, Virginia	22102
(Address of Registrant’s Principal Executive Offices)	(Zip Code)

(703) 720-3148

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Capital One, National Association (“CONA”) and Capital One Auto Receivables, LLC (“COAR”) entered into a Purchase Agreement (the “Purchase Agreement”), dated as of September 18, 2019 (the “Closing Date”), pursuant to which CONA transferred to COAR certain motor vehicle retail installment sales contracts relating to certain new and used automobiles, light-duty trucks, SUVs and vans (the “Receivables”) and related property. Capital One Prime Auto Receivables Trust 2019-2 (the “Issuer”), a Delaware statutory trust, was established by a Trust Agreement, dated as of August 7, 2019, which was amended and restated by an Amended and Restated Trust Agreement, dated as of the Closing Date (the “Amended and Restated Trust Agreement”) by and between COAR and BNY Mellon Trust of Delaware, as owner trustee, and acknowledged and agreed to by Wilmington Trust, National Association, as certificate registrar and certificate paying agent. On the Closing Date, the Issuer entered into a Sale Agreement, dated as of the Closing Date (the “Sale Agreement”), with COAR, as seller, pursuant to which the Receivables and related property were transferred to the Issuer. On the Closing Date, the Issuer entered into a Servicing Agreement, dated as of the Closing Date (the “Servicing Agreement”), with CONA, as servicer, and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), pursuant to which CONA agreed to act as servicer for the Receivables. On the Closing Date, the Issuer, CONA, as sponsor and servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer, entered into an Asset Representations Review Agreement, dated as of the Closing Date (the “Asset Representations Review Agreement”), relating to the review of certain representations relating to the Receivables after satisfaction of certain conditions. Also, on the Closing Date, the Issuer entered into an Indenture, dated as of the Closing Date (the “Indenture”), by and between the Issuer and the Indenture Trustee. Pursuant to the Indenture, the Issuer caused the issuance of the following notes: the Class A-1 2.13163% Auto Loan Asset Backed Notes, the Class A-2 2.06% Auto Loan Asset Backed Notes, the Class A-3 1.92% Auto Loan Asset Backed Notes, the Class A-4 1.96% Auto Loan Asset Backed Notes, the Class B 2.16% Auto Loan Asset Backed Notes, the Class C 2.36% Auto Loan Asset Backed Notes and the Class D 2.69% Auto Loan Asset Backed Notes (collectively, the “Notes”). Also pursuant to the Indenture, the Issuer granted a security interest in the Receivables and other related property to secure the Notes. Also on the Closing Date, the Issuer, CONA, as administrator, and the Indenture Trustee entered into an Administration Agreement, dated as of the Closing Date (the “Administration Agreement”), relating to the provision by CONA of certain administration services on behalf of the Issuer. $276,450,000 of the Class A-1 Auto Loan Asset Backed Notes, $469,300,000 of the Class A-2 Auto Loan Asset Backed Notes, $436,050,000 of the Class A-3 Auto Loan Asset Backed Notes and $118,200,000 of the Class A-4 Auto Loan Asset Backed Notes (collectively, the “Publicly Registered Notes”) were sold to J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., Academy Securities, Inc., Barclays Capital Inc. and RBC Capital Markets, LLC (together, the “Underwriters”) pursuant to an Underwriting Agreement dated September 10, 2019, by and among CONA, COAR and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, each on behalf of itself and as representative of the Underwriters. The Publicly Registered Notes have been registered pursuant to the Securities Act of 1933, as amended (the “Act”), under a Registration Statement on Form SF-3 (Commission File No. 333-226529).

Attached as Exhibit 4.1 is the Indenture, as Exhibit 10.1 is the Purchase Agreement, as Exhibit 10.2 is the Asset Representations Review Agreement, as Exhibit 10.3 is the Sale Agreement, as Exhibit 10.4 is the Servicing Agreement, as Exhibit 10.5 is the Amended and Restated Trust Agreement and as Exhibit 10.6 is the Administration Agreement.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee.

10.1	Purchase Agreement, dated as of the Closing Date, between COAR and CONA.

10.2	Asset Representations Review Agreement, dated as of the Closing Date, among the Issuer, CONA and Clayton Fixed Income Services LLC, as asset representations reviewer.

10.3	Sale Agreement, dated as of the Closing Date, between the Issuer and COAR.

10.4	Servicing Agreement, dated as of the Closing Date, among CONA, the Issuer and the Indenture Trustee.

10.5	Amended and Restated Trust Agreement, dated as of the Closing Date, among COAR and the Owner Trustee, and acknowledged and agreed to by Wilmington Trust, National Association, as certificate registrar and certificate paying agent.

10.6	Administration Agreement, dated as of the Closing Date, among the Issuer, CONA and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2019		CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ Eric Bauder
Name: Eric Bauder
Title: Assistant Vice President